Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

Soundview Home Loan Trust 2006-EQ1

$1,692,226,000 (Approximate)

Financial Asset Securities Corp.
Depositor

Saxon Mortgage Services, Inc.
Servicer

EFC Holdings Corporation
Originator

Greenwich Capital Markets, Inc.
Lead-Underwriter

Morgan Keegan & Company, Inc.
Co-Underwriter

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Matt Miles	(203) 618-2391	milesm@gcm.com
Erin Maxwell	(203) 618-6112	maxwele@gcm.com
Andrew Jewett	(203) 618-2473	andrew.jewett@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com

Rating Agency Contacts:

Standard & Poor's	Phone	E-mail Address
Todd Niemy	(212) 438-2429	todd_niemy@sandp.com
Danielle Stumberger	(212) 438-8012	danielle_stumberger@sandp.com

Moody's Investors Service	Phone	E-mail Address
Todd Swanson	(415) 274-1714	todd.swanson@moodys.com

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: August 21, 2006

$1,692,226,000(Approximate)

Soundview Home Loan Trust 2006-EQ1

Class(1,2,3)	Principal Amount ($)	WAL (Years) Call/Mat	Payment Window (Mths) Call/Mat Call Window(3)*	Expected Rating S&P/Moody’s	Assumed Final Distribution Date	Certificate Type
A-1	$658,678,000	1.00 / 1.00	1-21 / 1-21	AAA/Aaa	October 2036	Floating Rate Sequential Senior
A-2	$293,215,000	2.00 / 2.00	21-27 / 21-27	AAA/Aaa	October 2036	Floating Rate Sequential Senior
A-3	$311,081,000	3.43 / 3.43	27-72 / 27-72	AAA/Aaa	October 2036	Floating Rate Sequential Senior
A-4	$111,185,000	6.42 / 8.76	72-77 / 72-183	AAA/Aaa	October 2036	Floating Rate Sequential Senior
M-1	$73,536,000	3.80 / 3.80	42-49 / 42-49	AA+/Aa1	October 2036	Floating Rate Subordinate
M-2	$58,475,000	4.73 / 4.73	49- 72 / 49-72	AA/Aa2	October 2036	Floating Rate Subordinate
M-3	$38,983,000	6.42 / 8.56	72-77 / 72-154	AA-/Aa3	October 2036	Floating Rate Subordinate
M-4	$31,009,000	4.54 / 4.99	41-77 / 41-133	A+/A1	October 2036	Floating Rate Subordinate
M-5	$28,351,000	4.51 / 4.94	40-77 / 40-128	A/A2	October 2036	Floating Rate Subordinate
M-6	$28,351,000	4.49 / 4.89	39-77 / 39-123	A-/A3	October 2036	Floating Rate Subordinate
M-7	$23,922,000	4.46 / 4.83	39-77 / 39-116	BBB+/Baa1	October 2036	Floating Rate Subordinate
M-8	$13,290,000	4.46 / 4.79	38-77 / 38-109	BBB/Baa2	October 2036	Floating Rate Subordinate
M-9	$22,150,000	4.43 / 4.72	38-77 / 38-105	BBB-/Baa3	October 2036	Floating Rate Subordinate
M-10(4)	$29,237,000	Not Marketed hereby		BB+/Ba1	October 2036	Floating Rate Subordinate
Total:	$1,721,463,000

(1)
The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Mortgage Loans (as described herein). The principal balance of each class of Certificates (as defined herein) is subject to a 10% variance.

(2)
The Offered Certificates are priced to call. The margin on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates doubles and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by 1.5x on the first Distribution Date after the clean-up call date.

(3)	See “Pricing Prepayment Speed” herein.
(4)	The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

Depositor: Financial Asset Securities Corp.

Servicer:	Saxon Mortgage Services Inc.

Originator:	EFC Holdings Corporation (“Equifirst”).

Credit Risk Manager:                Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Lead-Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Manager:                               Morgan Keegan & Company, Inc.

Trustee and Swap and Cap
Administrator:                             Deutsche Bank National Trust Company.

Interest Rate Swap
Provider:	[TBD]

Interest Rate Cap
Provider:	[TBD]

Basis Risk Cap
Provider:	[TBD]
Certificates:
The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Senior Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (the “Subordinate Certificates). The Subordinate Certificates together with the Senior Certificates are referred to herein as the “Certificates”. The Senior Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are referred to herein as the “Offered Certificates”. The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

The Trust will also issue the Class C, Class P, Class R and Class R-X Certificates, none of which will be publicly offered.

Federal Tax Status:	The Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, and only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:
The close of business on September 1, 2006. For purposes of the collateral information displayed herein, the characteristics of the Mortgage Loans as of August 1, 2006 have been rolled to September 1, 2006.

Expected Pricing Date:             On or about August [25], 2006.

Expected Closing Date:            On or about September 15, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in October 2006.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:            The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
Prior to the termination of the Interest Rate Swap Agreement the Offered Certificates may be purchased by ERISA plans which meet the requirements of an investor-based class exemption: The Offered Certificates are expected to be ERISA eligible subsequent to termination of the Interest Rate Swap Agreement, provided that certain conditions are satisfied (as described in the prospectus supplement). The Senior and Subordinate Certificates may be purchased by certain insurance company general accounts.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”) of the Mortgage Loans and the retirement of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumption:

ARM Loans: 100% PPC (100% PPC: 2.0% - 30.0% CPR over 12 months, 30.0% CPR until month 23, 60.0% CPR until month 27, 35% CPR thereafter) FRM Loans: 100% PPC (100% PPC: 4.6% - 23.0% CPR over 12 months)

Mortgage Loans:
As of Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $1,771,963,740 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

Up to 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date may be 30-59 days delinquent.

Adjusted Net Mortgage
Rate:                                              The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of the servicing fee rate and the credit risk management fee rate.

Adjusted Net Maximum
Mortgage Rate:                          The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of the servicing fee rate and the credit risk management fee rate.

Pass-Through Rate:                    The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:                              The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Maximum Cap:                           The “Maximum Cap” for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates for the Mortgage Loans plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans and (y) 12.

Net WAC Rate:                            The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (A) 12 multiplied by (B) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates minus the amount of any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (2) the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related Prepayment Period.

Net WAC Rate
Carryover Amount:                    If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Interest Rate Swap
Agreement:                                   On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement”. Under the Interest Rate Swap Agreement , on or before each Distribution Date, commencing with the Distribution Date in March 2007 and ending with the Distribution Date in September 2011, the Trust will be obligated to pay to the Swap Provider an amount equal to the product of (x) 5.350% per annum, (y) the notional amount as set forth in the Interest Rate Swap Agreement for that Distribution Date, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Trust will be entitled to receive an amount from the Swap Provider equal to the product of (x) one-month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the notional amount as set forth in the Interest Rate Swap Agreement for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement , the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a Swap Termination Payment is received by the Trust, and if it is not used to appoint a successor swap provider, such Swap Termination Payment will be deposited into a separate, non-interest bearing reserve account from which, on each subsequent Distribution Date, an amount equal to the Net Swap Payment, if any, that would have been paid to the Trust by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement will be withdrawn, and distributed in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Trust is required to make a Swap Termination Payment, and if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders.

Interest Rate Cap
Agreement:                                  On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Cap Account herein. On each Distribution Date, commencing with the Distribution Date in March 2007, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (x) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 9.500% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates, (y) the notional amount as set forth in the Interest Rate Cap Agreement for that Distribution Date and (z) the actual number of days in the related Interest Accrual Period divided by 360. The Interest Rate Cap Agreement will terminate following the Distribution Date in September 2011.

Basis Risk Cap Agreement:      On the Closing Date, the Trustee (on behalf of the trust) will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in February 2007.

Credit Enhancement:                 Consists of the following:
1) Excess Cashflow;
2) Overcollateralization Amount; and
3) Subordination.

Credit Support:
Class	Rating (S/M)	Initial Credit Enhancement	Target Credit Enhancement On or After Stepdown Date
Senior	AAA/Aaa	22.45%	44.90%
M-1	AA+/Aa1	18.30%	25.60%
M-2	AA/Aa2	15.00%	25.60%
M-3	AA-/Aa3	12.80%	25.60%
M-4	A+/A1	11.05%	22.10%
M-5	A/A2	9.45%	18.90%
M-6	A-/A3	7.85%	15.70%
M-7	BBB+/Baa1	6.50%	13.00%
M-8	BBB/Baa2	5.75%	11.50%
M-9	BBB-/Baa3	4.50%	9.00%
M-10	BB+/Ba1	2.85%	5.70%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:                           If the Excess Cashflow and overcollateralization are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization
Amount:                                       The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Senior Certificates, Subordinate Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow and any amounts from the Cap Account, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

Required
Overcollateralization
Target:                                          On any Distribution Date, the “Required Overcollateralization Target” is equal to:
(i)	prior to the Stepdown Date, 2.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and
(ii)	on or after the Stepdown Date, if no Trigger Event has occurred or is continuing, the greater of:
(a)	5.70% of the current principal balance of the Mortgage Loans;
(b)	0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”) and
(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:                          The earlier to occur of
(i)   the Distribution Date following the Distribution Date on which the aggregate certificate principal balance of the Senior Certificates has been reduced to zero and
(ii)  the later to occur of
(x) the Distribution Date occurring in October 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates is greater than or equal to 44.90%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:                             A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if (x) the rolling three month delinquency rate exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior class of Class A and Mezzanine Certificates then outstanding:

Class	Percentage
A	35.630%
M-1	43.720%
M-2	53.690%
M-3	62.500%
M-4	72.400%
M-5	84.660%
M-6	101.910%
M-7	123.080%
M-8	139.130%
M-9	177.780%
M-10	280.700%

or if (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate principal balance of the Mortgage
Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
October 2008 - September 2009	1.75% for the first month plus an additional 1/12th of 2.15% for each month thereafter
October 2009 - September 2010	3.90% for the first month plus an additional 1/12th of 2.20% for each month thereafter
October 2010 - September 2011	6.10% for the first month plus an additional 1/12th of 1.80% for each month thereafter
October 2011 - September 2012	7.90% for the first month plus an additional 1/12th of 1.00% for each month thereafter
October 2012 - September 2013	8.90% for the first month plus an additional 1/12th of 0.05% for each month thereafter
October 2013 and thereafter	8.95%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by Excess Cashflow, second, by Net Swap Payments received pursuant to the Interest Rate Swap Agreement, third, by amounts received pursuant to the Interest Rate Cap Agreement pursuant to the cap allocation agreement and fourth, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first sequentially to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates and tenth, to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

Priority of
Distributions:                             Available funds from the Mortgage Loans will be distributed as follows:

1)    First, to pay servicing fees and credit risk manager fees, second, to the Swap Account, Net Swap Payments and Swap Termination Payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Class A Certificates, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, twelfth, monthly interest to the Class M-9 Certificates and thirteenth, monthly interest to the Class M-10 Certificates.

2)    Principal funds, as follows: monthly principal to the Senior Certificates, as described under "Principal Paydown," then monthly principal to the Class M-1 Certificates as described under "Principal Paydown," then monthly principal to the Class M-2 Certificates as described under "Principal Paydown," then monthly principal to the Class M-3 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-5 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-6 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-7 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-8 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-9 Certificates as described under “Principal Paydown” and then monthly principal to the Class M-10 Certificates as described under “Principal Paydown.”

3)     Excess Cashflow as follows: as principal to the Certificates to build the Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below, then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates and then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)     From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)    To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first pro rata to the Senior Certificates, then to the Subordinate Certificates, sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement, Interest Rate Cap Agreement and Basis Risk Cap Agreement, if any.

6)     Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement .)

Principal Paydown:                   Principal allocated to the Senior Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, during the occurrence and continuation of Credit Support Depletion Date, the related share of the principal allocable to the Senior Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid to zero.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificates and 10) Class M-10 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates such that the Senior Certificates will have at least 44.90% credit enhancement, second to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, such that the Class M-1, Class M-2 and Class M-3 Certificates will have at least 25.60% credit enhancement, third to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 22.10% credit enhancement, fourth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 18.90% credit enhancement, fifth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 15.70% credit enhancement, sixth, to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 13.00% credit enhancement, seventh to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 11.50% credit enhancement, eighth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 9.00% credit enhancement and ninth, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 5.70% credit enhancement (subject, in each case, to any overcollateralization floors).

Credit Support Depletion
Date:                                             Any Distribution Date for which the certificate principal balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero.

Swap Account:                            Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,
(iii)	any termination payment (other than with respect to a Swap Provider trigger event.)

On each Distribution Date, following the distribution of Excess Cashflow payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;
(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement;
(iii)	to the Senior Certificates, any unpaid monthly interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(iv)	to the Subordinate Certificates, sequentially, any unpaid monthly interest, including any accrued unpaid interest from prior Distribution Dates;
(v)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;
(vii)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

(viii)	Any remaining funds to Class C Certificates.

Cap Account:	Funds deposited into Cap Account on a Distribution Date will include:
(i)	the payments received from the Cap Provider for such Distribution Date pursuant to a cap allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow and payments from the Swap Account, payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Cap Account as follows:

(i)	to the Senior Certificates, any unpaid monthly interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(ii)	to the Subordinate Certificates, sequentially, any unpaid monthly interest, including any accrued unpaid interest from prior Distribution Dates;
(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;
(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amount first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$1,771,963,740	$12,690	$1,452,000
Average Scheduled Principal Balance	$154,231
Number of Mortgage Loans	11,489

Weighted Average Gross Coupon	8.412%	5.990%	14.050%
Weighted Average FICO Score	630	500	816
Weighted Average Combined Original LTV	84.16%	13.95%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	357 months	114 months	360 months
Weighted Average Seasoning	2 months	0 months	30 months

Weighted Average Gross Margin	5.887%	2.280%	9.180%
Weighted Average Minimum Interest Rate	8.246%	5.990%	11.600%
Weighted Average Maximum Interest Rate	14.246%	11.990%	17.600%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	24 months	6 months	59 months

Maturity Date		Mar. 1, 2016	Sep. 1, 2036
Maximum Zip Code Concentration	0.28%	20743

ARM	74.67%	First Lien	93.99%
Fixed Rate	25.33%	Second Lien	6.01%

10YR Fixed Rate	0.01%	Full Documentation	62.83%
15YR Fixed Rate	0.30%	Limited Documentation	2.83%
2/28 40/30 Balloon	24.29%	Stated Documentation	34.34%
2/28 6 Mo LIBOR ARM	33.02%
2/28 6 Mo LIBOR ARM IO	9.29%	Cash Out Refinance	53.75%
20YR Fixed Rate	0.49%	Land Contract	0.26%
25YR Fixed Rate	0.02%	Purchase	44.05%
3/27 40/30 Balloon	2.39%	Rate/Term Refinance	1.93%
3/27 40/30 Balloon IO	0.01%
3/27 6 Mo LIBOR ARM	3.23%	2 Units	3.72%
3/27 6 Mo LIBOR ARM IO	1.25%	3 Units	1.11%
30YR Fixed Rate	20.59%	4 Units	0.68%
30YR Fixed Rate IO	0.67%	Condominium	5.72%
5/25 40/30 Balloon	0.36%	Modular Home	0.10%
5/25 6 Mo LIBOR ARM	0.52%	Single Family	85.09%
5/25 6 Mo LIBOR ARM IO	0.31%	Townhouse	3.58%
Fixed Rate 40/30 Balloon	3.26%
		Investor	4.40%
Interest Only	11.52%	Primary	94.32%
Not Interest Only	88.48%	Second Home	1.28%

Prepay Penalty: N/A	32.78%	Top 5 States:
Prepay Penalty: 12 months	4.21%	California	12.23%
Prepay Penalty: 24 months	43.30%	Illinois	9.56%
Prepay Penalty: 30 months	0.40%	Florida	7.51%
Prepay Penalty: 36 months	19.31%	Maryland	6.64%
		Arizona	6.02%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1,799	$57,939,553.55	3.27%	11.607%	344	98.61%	625
50,000.01 - 100,000.00	2,173	166,674,974.01	9.41	9.554	355	87.86	624
100,000.01 - 150,000.00	2,671	333,394,705.50	18.81	8.338	357	83.17	627
150,000.01 - 200,000.00	2,002	349,726,669.77	19.74	8.198	358	82.73	628
200,000.01 - 250,000.00	1,076	240,660,837.59	13.58	8.170	358	83.21	630
250,000.01 - 300,000.00	650	178,605,937.51	10.08	8.150	358	82.79	633
300,000.01 - 350,000.00	424	137,259,271.72	7.75	8.078	358	84.03	634
350,000.01 - 400,000.00	267	99,957,025.83	5.64	8.164	358	84.37	632
400,000.01 - 450,000.00	176	74,321,676.85	4.19	7.922	358	84.07	638
450,000.01 - 500,000.00	125	59,673,221.92	3.37	7.956	358	83.76	644
500,000.01 - 550,000.00	61	31,976,240.48	1.80	7.977	358	84.63	650
550,000.01 - 600,000.00	37	21,292,065.03	1.20	8.032	358	81.94	636
600,000.01 - 650,000.00	15	9,455,162.80	0.53	7.756	358	79.87	627
650,000.01 - 700,000.00	2	1,349,911.12	0.08	7.681	356	77.51	635
700,000.01 - 750,000.00	5	3,713,978.14	0.21	7.582	358	81.41	650
750,000.01 - 800,000.00	1	784,508.07	0.04	7.700	355	68.20	602
800,000.01 - 850,000.00	2	1,666,500.00	0.09	8.000	359	80.05	634
900,000.01 - 950,000.00	1	912,000.00	0.05	7.540	357	80.00	624
1,000,000.01+	2	2,599,500.00	0.15	7.221	358	81.62	692
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	$199,950.07	0.01%	5.990%	344	79.98%	625
6.000 - 6.499	46	10,557,251.02	0.60	6.365	356	77.43	688
6.500 - 6.999	598	136,119,019.97	7.68	6.841	357	78.15	673
7.000 - 7.499	963	200,846,739.28	11.33	7.278	357	79.31	658
7.500 - 7.999	2,320	460,827,761.35	26.01	7.781	357	80.92	641
8.000 - 8.499	1,402	262,551,267.58	14.82	8.243	358	82.05	623
8.500 - 8.999	1,736	292,240,049.27	16.49	8.744	358	85.56	613
9.000 - 9.499	822	132,717,613.72	7.49	9.226	358	89.03	604
9.500 - 9.999	986	128,142,583.06	7.23	9.747	358	91.28	593
10.000 -10.499	460	44,817,680.59	2.53	10.178	356	93.91	597
10.500 -10.999	216	18,004,534.41	1.02	10.738	354	95.24	611
11.000 -11.499	659	34,579,843.06	1.95	11.237	354	99.33	657
11.500 -11.999	249	12,162,287.53	0.69	11.673	350	99.34	638
12.000 -12.499	367	13,777,408.50	0.78	12.329	346	99.74	610
12.500 -12.999	310	12,103,866.15	0.68	12.704	345	99.86	601
13.000 -13.499	351	12,128,671.54	0.68	13.087	344	99.99	590
13.500 -13.999	2	160,288.49	0.01	13.727	355	100.00	587
14.000 -14.499	1	26,924.30	0.00	14.050	354	100.00	588
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	119	$19,471,444.57	1.10%	9.293%	357	78.53%	521
525-549	535	85,161,152.25	4.81	9.157	358	80.62	539
550-574	818	140,422,730.79	7.92	8.805	357	79.69	563
575-599	1,978	260,674,000.10	14.71	8.930	356	83.63	588
600-624	2,275	321,781,256.10	18.16	8.511	357	84.70	612
625-649	2,181	343,728,006.53	19.40	8.326	357	85.44	637
650-674	1,844	286,775,490.07	16.18	8.123	357	84.70	662
675-699	874	152,840,187.67	8.63	7.876	356	84.34	686
700+	865	161,109,471.81	9.09	7.734	357	86.54	731
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	147	$19,187,047.60	1.08%	7.888%	353	40.55%	607
50.00- 54.99	84	14,203,675.75	0.80	7.846	352	52.36	599
55.00- 59.99	113	18,980,031.81	1.07	7.776	355	57.44	614
60.00- 64.99	165	29,898,534.78	1.69	7.810	357	62.69	607
65.00- 69.99	250	47,361,315.60	2.67	7.757	355	67.63	603
70.00- 74.99	322	60,719,572.18	3.43	7.962	358	71.94	603
75.00- 79.99	539	109,047,558.26	6.15	7.969	357	77.02	615
80.00	3,258	598,625,771.29	33.78	7.806	358	80.00	645
80.01- 84.99	273	56,070,872.57	3.16	8.198	357	83.39	620
85.00- 89.99	975	190,206,996.78	10.73	8.431	358	86.20	613
90.00- 94.99	1,377	259,536,480.89	14.65	8.618	358	90.27	618
95.00- 99.99	659	110,789,964.08	6.25	9.006	357	95.24	632
100.00	3,327	257,335,918.30	14.52	9.991	354	100.00	648
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	3	$150,656.09	0.01%	9.710%	118	73.77%	568
180	59	5,303,763.31	0.30	8.344	178	75.25	636
240	246	8,602,800.11	0.49	10.560	236	92.19	628
300	4	426,939.48	0.02	10.702	297	89.66	608
360	11,177	1,757,479,580.90	99.18	8.401	358	84.15	630
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	3	$150,656.09	0.01%	9.710%	118	73.77%	568
121-180	59	5,303,763.31	0.30	8.344	178	75.25	636
181-240	246	8,602,800.11	0.49	10.560	236	92.19	628
241-300	4	426,939.48	0.02	10.702	297	89.66	608
301-360	11,177	1,757,479,580.90	99.18	8.401	358	84.15	630
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	295	$44,679,380.54	2.52%	8.278%	357	82.27%	624
20.01 -25.00	335	44,452,500.35	2.51	8.432	356	81.83	631
25.01 -30.00	634	84,548,017.57	4.77	8.468	357	81.78	621
30.01 -35.00	1,151	156,489,004.15	8.83	8.419	356	83.88	632
35.01 -40.00	1,728	256,581,635.33	14.48	8.409	357	83.31	630
40.01 -45.00	2,704	421,672,795.09	23.80	8.382	357	84.01	633
45.01 -50.00	4,223	682,975,036.24	38.54	8.443	357	85.31	632
50.01 -55.00	413	80,411,155.89	4.54	8.295	357	83.31	608
55.01 -60.00	4	97,254.79	0.01	11.154	354	98.38	603
60.01+	2	56,959.94	0.00	12.607	356	100.00	598
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Adjustable Rate	6,969	$1,323,109,854.49	74.67%	8.247%	358	83.65%	626
Fixed Rate	4,520	448,853,885.40	25.33	8.898	353	85.68	642
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10YR Fixed Rate	3	$150,656.09	0.01%	9.710%	118	73.77%	568
15YR Fixed Rate	59	5,303,763.31	0.30	8.344	178	75.25	636
2/28 40/30 Balloon	1,934	430,359,812.34	24.29	8.238	358	83.16	625
2/28 6 Mo LIBOR ARM	3,618	585,122,047.12	33.02	8.430	358	84.18	620
2/28 6 Mo LIBOR ARM IO	656	164,676,945.07	9.29	7.737	358	83.07	648
20YR Fixed Rate	246	8,602,800.11	0.49	10.560	236	92.19	628
25YR Fixed Rate	4	426,939.48	0.02	10.702	297	89.66	608
3/27 40/30 Balloon	215	42,354,592.09	2.39	8.249	358	83.60	624
3/27 40/30 Balloon IO	1	92,617.14	0.01	8.550	354	80.00	586
3/27 6 Mo LIBOR ARM	357	57,278,703.31	3.23	8.314	358	84.13	625
3/27 6 Mo LIBOR ARM IO	91	22,138,816.60	1.25	7.612	358	83.67	653
30YR Fixed Rate	3,864	364,788,398.44	20.59	9.030	358	86.31	641
30YR Fixed Rate IO	46	11,816,719.08	0.67	7.550	358	80.24	684
5/25 40/30 Balloon	27	6,445,208.54	0.36	7.920	358	81.28	646
5/25 6 Mo LIBOR ARM	48	9,152,292.59	0.52	7.989	358	83.15	645
5/25 6 Mo LIBOR ARM IO	22	5,488,819.69	0.31	7.321	358	80.75	655
Fixed Rate 40/30 Balloon	298	57,764,608.89	3.26	8.127	358	82.81	640
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	816	$204,213,917.58	11.52%	7.702%	358	82.91%	651
Not Interest Only	10,673	1,567,749,822.31	88.48	8.504	357	84.32	627
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	3,864	$580,877,476.86	32.78%	8.622%	357	84.73%	629
12	403	74,649,156.99	4.21	8.250	357	83.41	645
24	5,113	767,324,705.29	43.30	8.430	358	84.74	625
30	35	7,000,670.23	0.40	8.477	353	80.51	634
36	2,074	342,111,730.52	19.31	8.046	356	82.13	640
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	9,041	$1,665,518,580.83	93.99%	8.210%	357	83.16%	630
Second Lien	2,448	106,445,159.06	6.01	11.562	349	99.82	637
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	7,786	$1,113,306,129.51	62.83%	8.358%	357	84.53%	618
Limited Documentation	269	50,168,224.45	2.83	7.983	357	83.05	643
Stated Documentation	3,434	608,489,385.93	34.34	8.545	357	83.57	651
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	5,283	$952,441,079.05	53.75%	8.332%	357	82.26%	619
Land Contract	38	4,686,093.13	0.26	8.762	356	84.38	589
Purchase	5,953	780,598,625.99	44.05	8.508	357	86.57	644
Rate/Term Refinance	215	34,237,941.72	1.93	8.365	358	82.18	622
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	352	$65,957,213.31	3.72%	8.352%	357	82.09%	646
3 Units	76	19,608,518.16	1.11	8.288	357	80.91	642
4 Units	53	12,059,310.80	0.68	8.301	358	82.04	662
Condominium	682	101,439,411.92	5.72	8.245	357	84.56	645
Modular Home	11	1,821,758.64	0.10	8.752	358	90.97	640
Single Family	9,875	1,507,682,986.66	85.09	8.426	357	84.27	628
Townhouse	440	63,394,540.40	3.58	8.450	357	84.21	624
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	506	$77,901,452.72	4.40%	8.465%	357	81.68%	660
Primary	10,866	1,671,387,853.87	94.32	8.410	357	84.20	628
Second Home	117	22,674,433.30	1.28	8.346	358	89.60	666
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	239	$25,556,090.49	1.44%	8.910%	356	88.03%	616
Arizona	600	106,618,248.42	6.02	8.205	358	81.80	630
Arkansas	59	5,380,853.53	0.30	8.962	355	89.21	637
California	806	216,706,107.18	12.23	8.037	358	81.49	637
Colorado	185	25,911,085.74	1.46	8.409	358	85.22	624
Connecticut	97	14,682,348.44	0.83	8.430	356	83.73	627
Delaware	93	13,814,397.93	0.78	8.575	358	87.11	622
District of Columbia	12	2,742,114.68	0.15	8.407	358	88.80	685
Florida	819	133,061,835.15	7.51	8.322	357	81.27	629
Georgia	359	46,991,812.98	2.65	8.543	357	85.83	632
Idaho	55	6,973,804.11	0.39	8.300	357	83.43	611
Illinois	1,064	169,361,746.61	9.56	8.425	357	85.32	635
Indiana	271	24,895,868.35	1.40	8.823	356	87.84	619
Iowa	74	7,105,291.62	0.40	9.074	358	89.08	628
Kansas	46	4,896,981.12	0.28	9.067	352	89.54	625
Kentucky	109	10,851,146.58	0.61	8.798	357	88.54	615
Louisiana	219	25,263,339.78	1.43	8.798	354	88.01	624
Maine	107	13,898,224.04	0.78	8.516	355	83.61	629
Maryland	570	117,647,946.15	6.64	8.275	358	83.06	627
Massachusetts	177	37,677,791.55	2.13	8.255	356	82.17	638
Michigan	270	29,807,691.37	1.68	8.992	357	88.11	624
Minnesota	117	17,669,748.27	1.00	8.423	358	86.30	641
Mississippi	140	12,867,339.84	0.73	9.028	354	88.45	618
Missouri	239	24,131,951.31	1.36	8.927	357	87.58	619
Montana	40	5,540,001.03	0.31	8.439	357	85.54	639
Nebraska	21	1,755,890.88	0.10	9.083	354	89.04	625
Nevada	174	29,785,372.00	1.68	8.268	357	82.00	638
New Hampshire	64	10,368,928.47	0.59	8.244	356	82.78	627
New Jersey	448	98,346,268.28	5.55	8.426	357	83.57	634
New Mexico	110	13,492,923.43	0.76	8.651	358	84.35	633
New York	177	29,820,536.18	1.68	8.578	357	83.75	636
North Carolina	391	47,658,097.17	2.69	8.845	355	86.59	619
North Dakota	5	489,710.00	0.03	8.499	359	81.65	626
Ohio	263	28,004,164.05	1.58	8.908	357	88.77	618
Oklahoma	158	16,221,988.09	0.92	8.836	356	88.38	625
Oregon	89	15,606,215.07	0.88	8.132	358	82.59	629
Pennsylvania	549	67,444,958.95	3.81	8.530	356	85.76	627
Rhode Island	61	12,053,760.52	0.68	8.118	358	81.13	645
South Carolina	190	21,302,087.77	1.20	8.785	356	87.65	620
South Dakota	29	2,259,988.26	0.13	9.337	352	90.13	631
Tennessee	351	38,772,937.59	2.19	8.355	355	85.70	627
Texas	481	58,202,730.53	3.28	8.264	353	82.73	632
Utah	119	16,520,673.49	0.93	8.057	357	85.34	656
Vermont	4	608,657.27	0.03	8.301	358	83.72	639
Virginia	533	88,849,434.14	5.01	8.346	358	83.79	628
Washington	239	39,811,105.72	2.25	8.174	358	83.71	626
Wisconsin	243	31,453,004.23	1.78	8.881	357	87.02	622
Wyoming	23	3,080,541.53	0.17	8.547	358	89.18	625
Total	11,489	$1,771,963,739.89	100.00%	8.412%	357	84.16%	630

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	5	$939,460.37	0.07%	6.628%	358	82.14%	688
2.500 - 2.999	26	4,794,525.15	0.36	7.033	358	81.04	674
3.000 - 3.499	65	14,048,605.45	1.06	7.195	358	80.86	667
3.500 - 3.999	145	30,875,506.20	2.33	7.256	358	80.74	651
4.000 - 4.499	306	68,226,385.05	5.16	7.404	358	81.60	656
4.500 - 4.999	645	137,390,599.34	10.38	7.444	358	80.63	653
5.000 - 5.499	1,011	208,010,424.53	15.72	7.668	358	80.82	641
5.500 - 5.999	1,385	273,953,772.80	20.71	8.002	358	81.65	633
6.000 - 6.499	1,137	218,491,015.06	16.51	8.412	358	83.58	618
6.500 - 6.999	897	162,100,830.55	12.25	8.827	358	86.47	606
7.000 - 7.499	665	107,541,987.88	8.13	9.323	358	89.06	597
7.500 - 7.999	455	68,295,738.52	5.16	9.784	358	91.80	587
8.000 - 8.499	187	24,537,747.57	1.85	10.162	358	91.86	581
8.500 - 8.999	36	3,601,006.02	0.27	10.710	358	95.08	589
9.000 - 9.499	4	302,250.00	0.02	10.977	358	96.94	629
Total	6,969	$1,323,109,854.49	100.00%	8.247%	358	83.65%	626

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	$199,950.07	0.02%	5.990%	344	79.98%	625
6.000 - 6.499	37	8,928,649.06	0.67	6.368	358	78.33	688
6.500 - 6.999	387	90,486,894.25	6.84	6.822	358	78.32	667
7.000 - 7.499	702	152,099,106.89	11.50	7.284	358	79.43	653
7.500 - 7.999	1,777	361,786,224.07	27.34	7.780	358	81.16	639
8.000 - 8.499	1,110	215,432,536.34	16.28	8.241	358	82.26	622
8.500 - 8.999	1,312	239,494,728.96	18.10	8.746	358	85.96	611
9.000 - 9.499	666	114,241,239.77	8.63	9.227	358	89.38	602
9.500 - 9.999	659	101,290,450.00	7.66	9.735	358	91.46	589
10.000 -10.499	235	30,640,305.91	2.32	10.187	358	92.65	580
10.500 -10.999	77	8,017,742.08	0.61	10.655	358	94.70	585
11.000 -11.499	5	432,845.60	0.03	11.292	358	97.37	593
11.500 -11.999	1	59,181.49	0.00	11.600	357	80.00	522
Total	6,969	$1,323,109,854.49	100.00%	8.247%	358	83.65%	626

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	1	$199,950.07	0.02%	5.990%	344	79.98%	625
12.000 -12.499	38	9,064,381.57	0.69	6.373	358	78.06	688
12.500 -12.999	386	90,351,161.74	6.83	6.822	358	78.35	667
13.000 -13.499	701	151,802,015.44	11.47	7.284	358	79.43	653
13.500 -13.999	1,779	362,199,231.98	27.37	7.780	358	81.16	639
14.000 -14.499	1,108	215,016,619.88	16.25	8.241	358	82.27	622
14.500 -14.999	1,313	239,794,728.96	18.12	8.746	358	85.95	611
15.000 -15.499	666	114,241,239.77	8.63	9.227	358	89.38	602
15.500 -15.999	659	101,290,450.00	7.66	9.735	358	91.46	589
16.000 -16.499	235	30,640,305.91	2.32	10.187	358	92.65	580
16.500 -16.999	77	8,017,742.08	0.61	10.655	358	94.70	585
17.000 -17.499	5	432,845.60	0.03	11.292	358	97.37	593
17.500 -17.999	1	59,181.49	0.00	11.600	357	80.00	522
Total	6,969	$1,323,109,854.49	100.00%	8.247%	358	83.65%	626

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	6,969	$1,323,109,854.49	100.00%	8.247%	358	83.65%	626
Total	6,969	$1,323,109,854.49	100.00%	8.247%	358	83.65%	626

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	6,969	$1,323,109,854.49	100.00%	8.247%	358	83.65%	626
Total	6,969	$1,323,109,854.49	100.00%	8.247%	358	83.65%	626

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
02/03/07	1	$139,628.91	0.01%	7.200%	330	97.71%	720
05/01/07	1	199,950.07	0.02	5.990	344	79.98	625
01/01/08	1	93,568.41	0.01	8.100	352	80.00	613
02/01/08	4	702,275.75	0.05	8.754	353	83.58	607
03/01/08	19	3,746,358.15	0.28	8.006	354	81.12	624
04/01/08	36	8,964,600.54	0.68	7.882	355	82.49	649
05/01/08	131	29,451,117.13	2.23	7.740	356	86.23	645
05/03/08	1	116,714.41	0.01	7.900	357	85.00	679
05/28/08	1	175,073.83	0.01	7.650	357	80.00	604
06/01/08	516	102,995,231.86	7.78	8.059	357	86.58	636
07/01/08	2,885	537,544,400.35	40.63	8.270	358	83.41	621
08/01/08	2,611	495,869,885.12	37.48	8.339	359	83.19	626
09/01/08	1	160,000.00	0.01	8.250	360	80.00	751
03/01/09	1	92,617.14	0.01	8.550	354	80.00	586
04/01/09	4	724,688.98	0.05	7.477	355	90.26	636
05/01/09	10	2,011,151.71	0.15	8.053	356	86.28	647
06/01/09	43	8,414,734.94	0.64	8.001	357	88.42	642
07/01/09	299	52,587,901.37	3.97	8.111	358	83.39	629
08/01/09	307	58,033,635.00	4.39	8.247	359	83.47	628
04/01/11	4	1,103,521.35	0.08	6.880	355	81.23	668
06/01/11	9	1,962,577.62	0.15	7.438	357	83.05	655
07/01/11	44	8,608,456.85	0.65	8.078	358	83.50	642
08/01/11	40	9,411,765.00	0.71	7.716	359	80.39	650
Total	6,969	$1,323,109,854.49	100.00%	8.247%	358	83.65%	626